Q1 2026 Shareholder Letter

2 Q1 2026 Letter to Our Shareholders For more detailed information on Wheels Up’s financial and operating results for the first quarter ended March 31, 2026, please visit https://investors.wheelsup.com. In addition, please see “Definitions of Non-GAAP Financial Measures,” “Reconciliations of Non-GAAP Financial Measures” and “Definitions of Key Operating Metrics” at the end of this Investor Letter for more information about measures described herein. Dear Investor, Over the past two years, Wheels Up has fundamentally transformed our business. In that time, we have modernized and simplified our fleet, dramatically improved operational reliability, scaled demand across Signature, charter and corporate customers, and streamlined our cost structure – building a stronger foundation for long-term growth. With the operation performing at record levels and the complexity of the fleet transition largely behind us – more than a year ahead of schedule – we’re focused on driving consistency, efficiency and responsible, profitable growth by increasing demand across both programmatic and charter flights, investing in an exceptional customer experience and scaling the benefits of our one-of-a-kind strategic partnership with Delta. The hard work of the last two years has set the foundation for profitable and responsible growth, while continuing to elevate the customer experience in everything we do. • Fully transitioning our legacy jet fleet into customer- preferred Phenom and Challenger jets 18 months ahead of schedule • Integrating our commercial organization under a single, global brand and team to deliver a more seamless, concierge-level customer experience across our membership, global private jet charter, group charter and hybrid travel offerings • Achieving record operational performance, including zero-cancellation “Brand Days” on more than half of all days year-to-date and fewer than 2% of flights experiencing delays longer than three hours during the first quarter • Welcoming more than 800 Signature memberships since our September launch (equaling one-third of our membership base) while executing an orderly wind-down of our legacy membership offering • More than doubling Phenom and Challenger revenue year-over-year as our fleet of these best- in-class aircraft grew from 21 to 36 over the same time period I’m incredibly proud of the work our Wheels Up team has done to achieve key milestones in our transformation, including:

First Quarter Performance

Our first quarter results reflect this transition, with continued progress across key metrics as the strategic changes implemented over the past two years take hold.

Since 2024, we've taken deliberate action to eliminate unprofitable demand and thereby reduce losses and reset margins. In the first quarter, our net loss improved by $16 million, or 16%, compared to the prior year despite significant transitory inefficiencies from our fleet transformation.



Net Loss ($M)
1Q25
2Q25
3Q25
4Q25
1Q26
($99)
($82)
($84)
($29)
($83)



Our Adjusted Contribution Margin was just under 9%, a decline of approximately four points year over year, reflecting remaining inefficiencies associated with our fleet transformation and the impact of prior year non-core business divestitures. Excluding these impacts, underlying margin performance continued to improve meaningfully versus prior years.



Adjusted Contribution Margin
12.6%
12.2%
~4 pts
12.7%
~3.5 pts
19.0%
~5 pts
8.7%
1Q25
2Q25
3Q25
4Q25
1Q26
Fleet modernization inefficiency and disposition of non-core businesses



Adjusted EBITDAR ($M)
$37
($19)
($25)
($20)
($18)
1Q25
2Q25
3Q25
4Q25
1Q26

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GAAP revenue has been impacted by the planned reduction of unprofitable legacy fleet flying and the sale of non-core businesses. However, Total Gross Bookings (i.e. the amount of total spend by our members and customers for our membership and charter offerings) increased 10%, led by strong performance in our global charter business and corporate flying. Private jet flight revenue continues to stabilize, with Phenom and Challenger revenues more than doubling, which substantially offset the planned decline in revenue from the wind-down of our legacy programs and fleet.



Private Jet Flight Revenue ($M)
$148
$158
$155
$162
$144
1Q25
2Q25
3Q25
4Q25
1Q26



Total Gross Bookings ($M)
$242
$262
$266
$269
$267
1Q25
2Q25
3Q25
4Q25
1Q26



Total Revenue ($M)
$178
$190
$185
$184
$169
1Q25
2Q25
3Q25
4Q25
1Q26

Cost discipline remains critical to our continued success. SG&A expenses declined double digits year over year in the first quarter, reflecting benefits from our previously announced efficiency initiatives, organizational streamlining, and fleet simplification efforts.



N662UP
UP

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Strengthened Capital Structure

Today, we announced that we have secured additional financing commitments to fund our multi-year growth plan. Our primary investor group, led by Delta, has committed to provide a new $100 million term loan, plus capacity to expand the facility by an additional $100 million from new or existing investors.

We have also reached agreement in principle to upsize our secured aircraft financing facility by adding a mezzanine tranche of financing arranged by AIP Capital. We expect this upsized and enhanced aircraft financing facility and additional term loan facility from our primary investor group to close during the second quarter and generate approximately $165 million of additional liquidity, with the unused capacity anticipated to be available to support future aircraft investments.


DELTA
UP

"Wheels Up's momentum continues to build, and this financing reflects our confidence in the path ahead for our partnership."

Ed Bastian, Delta Air Lines CEO

Jet Fleet Modernization Completed Ahead of Plan

Fleet modernization has been central to our transformation strategy. As of mid-April, our Citation X and Hawker fleets have been removed from revenue service and our in-service jet fleet now consists exclusively of Phenom and Challenger aircraft – two of the most in-demand and best-in-class aircraft in private aviation. Completing this transition well ahead of our original target reflects both the strength of our strategy and our ability to execute against complex priorities.

Active Jet Fleet Composition


100%
17%
83%
51%
49%
100%
EOY 2023
EOY 2024
EOY 2025
April 2026
Legacy jet
Premium jet

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Looking ahead, with a financing plan in place, we expect to approximately double the size of our premium fleet over the course of 2026. We are accelerating our investments into fleet enhancements including interiors, high-speed satellite Wi-fi, and branded amenities as we deliver a consistently excellent, premium fleet.





Operational Execution

With our transition to best-in-class Phenom and Challenger aircraft, our fleet now supports stronger utilization, improved margins and consistent customer experience.

Operational performance reached record levels during the quarter, including sustained improvement in Completion Rate and On-Time Performance, including 68 days (more than half of all days) without a flight cancellations so far this year. We are raising the bar on accountability and transparency by reporting arrival within 30 minutes of plan (A30) and the percentage of flights impacted by departure delays longer than three hours.

METRIC	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Brand Days	4	14	24	31	44
% of days	*4%*	*15%*	*26%*	*34%*	*48%*
Completion Rate	96.9%	97.5%	98.4%	98.6%	98.9%
A30	74.3%	80.3%	82.7%	82.6%	82.7%
3+ Hr Delay Rate	5.0%	2.8%	1.9%	2.4%	2.0%

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7 Our annual Wheels Up Clubhouse in Augusta continues to serve as an important platform for customer engagement, activation, and relationship development with members, prospective customers, partners and media. The transition to our Signature offering is now complete as we also ceased selling legacy products at the end of the first quarter. We are seeing strong response to our unique value proposition that spans across private and premium commercial aviation, delivering seamless travel solutions across membership, on-demand global charter and hybrid travel. Our differentiated go-to-market strategy, enabled by through our one-of-a-kind strategic partnership with Delta, positions us to serve both individual and corporate customers with greater flexibility and choice in how they travel, flight by flight. Wheels Down in Augusta The introduction of our Signature Membership in September 2025 continues to support higher engagement, increased flying activity, and improved revenue quality. With more than 800 Signature members in the first seven months, we are building a pipeline of future revenue and helping drive a 33% year-over-year increase in the average membership block fund size. Customer-Centric Growth Engine 0 65 98 277 514 592 665 773 844 Total Signature Members

8 Wheels Up, George May 11, 2026 *********************************** As we move through 2026, the foundational work has been done and we are now returning to responsible growth. With fleet modernization complete, operational performance at record levels, and new financing expected to fund additional fleet investment and our multi-year growth plans, Wheels Up is increasingly positioned to operate with greater consistency, efficiency, and scale. Our priority now is continuing to build on our progress while delivering a premium experience for members and customers. While we still have much work ahead of us, the Wheels Up of today is better positioned for durable, long-term growth. Thank you for your continued support. Looking Ahead The event showcased the strength of the Wheels Up platform through curated hospitality premium experiences and direct engagement with high-value audiences. While Augusta is our flagship event, we leverage our core competency in hospitality through smaller, curated experiences throughout the year. These experiences reinforce customer loyalty, expand engagement with new partners, grow our brand, and highlight the differentiated nature of the Wheels Up offering within the premium travel landscape.

9 About Wheels Up Wheels Up is a leading global provider of on-demand private aviation with a large, diverse fleet and a network of safety- vetted charter operators, all committed to safety and service. Customers access charter and membership programs and premium commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations, via Air Partner Cargo. With the Wheels Up app and website, members can easily search, book, and fly. For more information, visit www.wheelsup.com. Cautionary Note Regarding Forward-Looking Statements This shareholder letter contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements provide current expectations of future circumstances or events based on certain assumptions and include any statement, projection or forecast that does not directly relate to any historical or current fact. Forward- looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, “we”, “us”, “our” or the “Company”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward- looking statements include, but are not limited to, statements regarding: (i) the terms of, Wheels Up’s ability to sign and close, and the impact on the Company of, any potential debt financings, including the financings described in this shareholder letter, and any potential impacts on the trading prices and trading market for Wheels Up’s Class A common stock, $0.0001 par value per share; (ii) Wheels Up’s growth plans, market conditions in the private aviation industry and the anticipated success of Wheels Up’s sales efforts and service offerings, including its membership program, charter solutions and any future services it may offer; (iii) Wheels Up’s ongoing business transformation, including its efforts to scale premium aircraft fleets and dispose of legacy controlled aircraft, reduce costs, and implement operational efficiency and productivity initiatives, and its ability to execute such initiatives on the timelines that it currently anticipates and realize the expected commercial, financial and operational benefits during and after the expected period of transition; (iv) Wheels Up’s ability to achieve its financial goals on the most recent schedule that it has announced; (v) Wheels Up’s liquidity and capital resources, working capital levels, future cash flows, indebtedness and its ability to perform under its contractual or indebtedness obligations in the future; (vi) the potential benefits or impacts to Wheels Up or its subsidiaries or affiliates from pursuing or completing strategic actions, including, among others, acquisitions, mergers and divestitures, new debt or equity financings, refinancings of existing indebtedness or other obligations and commercial partnerships or arrangements; and (vii) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to, among others, changes in interest rates, inflation, foreign currencies, taxes, tariffs and trade policies, domestic and foreign hostilities, government shutdowns or funding changes, and other factors that influence consumer and business spending decisions or cost dynamics. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up under Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2026 and in our other filings with the SEC. It is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this shareholder letter.

10 Use of Non-GAAP Financial Measures This shareholder letter includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDAR, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to any performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non- GAAP Financial Measures,” respectively, in this shareholder letter. Wheels Up believes that these non-GAAP financial measures provide useful supplemental information to investors about Wheels Up. However, there are certain limitations related to the use of these non-GAAP financial measures and their nearest GAAP measures, including that they exclude significant expenses that are required to be recorded in Wheels Up’s financial measures under GAAP. Other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Definitions of Non-GAAP Financial Measures Adjusted EBITDA and Adjusted EBITDAR. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) Equity-based compensation expense and (v) other items not indicative of our ongoing operating performance, including but not limited to, restructuring and integration-related charges. We calculate Adjusted EBITDAR as Adjusted EBITDA, as further adjusted for aircraft lease costs. We include Adjusted EBITDA and Adjusted EBITDAR as supplemental measures for assessing operating performance, to be used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions, and to provide useful information for historical period-to- period comparisons of our business, as each measure removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance. Adjusted EBITDAR is included as a supplemental measure, because we believe it provides an alternate presentation to adjust for the effects of financing in general and the accounting effects of capital spending and acquisitions of aircraft, which may be acquired outright, acquired subject to acquisition debt, including under the Revolving Equipment Notes Facility (as defined in our SEC filings), by capital lease or by operating lease, each of which may vary significantly between periods and results in a different accounting presentation. Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as Gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue. We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.

11 Adjusted EBITDA and Adjusted EBITDAR The following tables reconcile Adjusted EBITDA to Net loss, which is the most directly comparable GAAP measure (in thousands): Reconciliations of Non-GAAP Financial Measures (1) Consists of expenses associated with the Company’s global integration efforts, including charges for employee separation programs and third- party advisor costs. (2) Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models. (3) Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives. (4) For the three months ended March 31, 2026, primarily consists of on-going lease costs for our former New York City corporate office space, which we vacated during the first quarter of 2025. For the three months ended March 31, 2025, primarily includes a one-time $20.2 million non-cash pre- tax right-of-use asset impairment charge associated with our former New York City corporate office space. (5) Aircraft lease costs are reflected in Cost of revenue on the condensed consolidated statement of operations for the applicable period. Three Months Ended March 31, 2026 2025 Net loss $ (82,958) $ (99,313) Add back (deduct): Interest expense 25,307 19,880 Interest income (242) (1,148) Income tax expense 509 78 Other expense (income), net 11 (301) Depreciation and amortization 11,714 20,210 Loss (gain) loss on disposal of assets, net 117 (3,289) Equity-based compensation expense 11,388 12,661 Integration and transformation expense(1) 494 1,183 Fleet modernization expense(2) — 5,147 Legacy fleet retirement(3) 4,984 — Other(4) 613 20,742 Adjusted EBITDA $ (28,063) $ (24,150) Aircraft lease costs(5) 9,762 5,358 Adjusted EBITDAR $ (18,301) $ (18,792)

12 (1) Consists of expenses associated with the Company’s global integration efforts including charges for employee separation programs. (2) Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models. (3) Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives. (4) Consists of amounts recovered on Parts and supplies inventory reserved during prior periods related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives, including fleet modernization. Adjusted Contribution and Adjusted Contribution Margin The following tables reconcile Adjusted Contribution to Gross profit (loss), which is the most directly comparable GAAP measure (in thousands): Three Months Ended March 31, 2026 2025 Revenue $ 168,922 $ 177,530 Less: Cost of revenue (159,196) (158,424) Less: Depreciation and amortization (11,714) (20,210) Gross loss (1,988) (1,104) Gross margin (1.2) % (0.6) % Add back (deduct): Depreciation and amortization 11,714 20,210 Equity-based compensation expense in Cost of revenue 50 78 Integration and transformation expense in Cost of revenue(1) 15 363 Fleet modernization expense in Cost of revenue(2) — 3,057 Legacy fleet retirement-related expenses in Cost of revenue(3) 4,984 — Other in Cost of revenue(4) — (163) Adjusted Contribution $ 14,775 $ 22,441 Adjusted Contribution Margin 8.7% 12.6%

Key Operating Metrics

In addition to financial measures, we regularly review certain key operating metrics to evaluate our business, determine the allocation of resources and make decisions regarding business strategies. We believe that these metrics can be useful for understanding the underlying trends in our business.

The following table summarizes our key operating metrics:[1]

(in thousands, except Live Flight Legs, Private Jet Gross Bookings per Live Flight Leg, Utility and percentages)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	% Change
Total Gross Bookings	$ 267,167	$ 241,902	10 %
Private Jet Gross Bookings	$ 193,159	$ 205,293	(6) %
Live Flight Legs	7,793	10,895	(28) %
Private Jet Gross Bookings per Live Flight Leg	$ 24,786	$ 18,843	32 %
Utility[2]	37.6	38.1	(1) %
Completion Rate	98.9 %	96.9 %	2 pp
On-Time Performance (A-30)	82.7 %	74.3 %	8 pp
On-Time Performance (D-60)	91.8 %	85.9 %	6 pp
3+ Hour Delay Rate	2.0%	5.0%	(3) pp

(1) For information regarding Wheels Up's definitions of its key operating metrics, see the “Definitions of Key Operating Metrics” section herein.

(2) For the three months ended March 31, 2026, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 47.6, 56.1 and 29.2 hours, respectively. For the three months ended March 31, 2025, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 34.5, 11.0 and 36.3 hours, respectively.

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14 Definitions of Key Operating Metrics Definitions of our key operating metrics are below. From time to time, we may adjust the definitions and calculations of our key operating metrics to reflect changes in our business or new data types, or to improve the accuracy and usefulness of such metrics. Our calculation of our key operating metrics may not be comparable to similarly titled measures reported by other companies. Total Gross Bookings and Private Jet Gross Bookings. We define Total Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings, all group charter flights, which are charter flights with 15 or more passengers (“Group Charter Flights”), and all cargo flight services (“Cargo Services”). We believe Total Gross Bookings provides useful information about the scale of the overall global aviation solutions that we provide our members and customers. We define Private Jet Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings (excluding Group Charter Flights and Cargo Services). We believe Private Jet Gross Bookings provides useful information about the aggregate amount our members and customers spend with Wheels Up versus our competitors. For each of Total Gross Bookings and Private Jet Gross Bookings, the total gross spend by our members and customers is the amount invoiced to the member or customer and includes the cost of the flight and related services, such as catering, ground transportation, certain taxes, fees and surcharges. We use Total Gross Bookings and Private Jet Gross Bookings to provide useful information for historical period-to-period comparisons of our business and to identify trends, including relative to our competitors. Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform and our ability to generate Flight revenue. Private Jet Gross Bookings per Live Flight Leg. We use Private Jet Gross Bookings per Live Flight Leg to measure the average gross spend by our members and customers on all private jet flight services under our membership program and charter offerings (excluding Group Charter Flights and Cargo Services) for each Live Flight Leg. Utility. We define Utility for the applicable period as the total revenue generating flight hours flown on our controlled aircraft fleet, excluding empty repositioning legs, divided by the monthly average number of available aircraft in our controlled aircraft fleet. Utility is expressed as a monthly average. We measure the revenue generating flight hours for a given flight on our controlled aircraft as the actual flight time from takeoff to landing. We determine the number of aircraft in our controlled aircraft fleet available for revenue generating flights at the end of the applicable month and exclude aircraft then classified as held for sale. We use Utility to measure the efficiency of our operations, our ability to generate a return on our assets and the impact of our fleet modernization strategy. Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed, excluding customer-initiated flight cancellations. On-Time Performance (A-30). We define On-Time Performance (A-30) as the percentage of total flights flown that arrived within 30 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights. On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights. 3+ Hour Delay Rate. We define 3+ Hour Delay Rate as the percentage of total flights flown that were impacted by a departure delay of longer than three hours after the scheduled departure time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.